Exhibit 3.2(q)(i)



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                               CODE OF REGULATIONS

                                       OF

                    FINANCIAL EXCHANGE COMPANY OF OHIO, INC.

                              (an Ohio corporation)



                                    ARTICLE I

                                     OFFICES

               SECTION 1. OFFICES. The Corporation shall maintain its registered office in the State of Ohio, 21 East State Street, City of Columbus, and its resident agent at such address is the United States Corporation Company. The Corporation may also have offices in such other places in the United States or elsewhere as the Board of Directors may, from time, appoint or as the business of the Corporation may require.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

               SECTION 1. ANNUAL MEETINGS. Annual Meetings of stockholders for the election of directors and for such other business as properly may be conducted at such meetings shall be held at such place, either within or without the State of Ohio, and at such time and date as the Board of Directors shall determine by resolution and set forth in the notice of the meeting. In the event that the Board of Directors fails to so







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     determine the time, date and place for the annual meeting, it shall be held, beginning in 1979, at the principal office of the Corporation at 10 o'clock A.M. on the first Monday of the fourth month following the close of the fiscal year of the Corporation.

               SECTION 2. SPECIAL MEETINGS. Special meetings of the stockholders for any purpose may be called by the Chairman of the Board, the President or by resolution of the Board of Directors and shall be called by the President upon the written request of not less than 25% in interest of the stockholders entitled to vote thereat. Notice of each special meeting shall be given according to Section 3 of this Article II.

               SECTION 3. NOTICE OF MEETINGS. Written notice of any meeting of the stockholders of the Corporation, in which the purpose, place, date and time of the meeting are set forth, shall be mailed to or delivered to each stockholder of record entitled to vote thereat. Such notice shall be given not less than seven (7) days nor more than sixty (60) days before the date of any such meeting. Except where prohibited by law, the Corporation's Articles of Incorporation or these Regulations, business not set forth in the notice of meeting may also be transacted at such meeting, provided only that such business properly comes before the meeting.

               SECTION 4. QUORUM. Except as otherwise required by law or the Corporation's Articles of Incorporation, the presence,






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     in person or by proxy, at any meeting of the stockholders of the
     Corporation, of stockholders holding a majority of the outstanding stock of the Corporation entitled to vote thereat shall constitute a quorum thereof.

               SECTION 5. VOTING. Each holder of the Common Stock of the Corporation shall be entitled to one (1) vote, in person or by proxy, for each share of stock held by him, on all matters to come before the stockholders provided, however, that only those shares which are fully paid and non-assessable shall be entitled to vote. Upon the demand of any stockholder entitled to vote at any meeting, the vote upon any question before such meeting shall be by written ballot. All elections of directors shall be decided by plurality vote. Unless otherwise provided by law, if notice in writing is given by any stockholder to the President, a Vice-President, or the Secretary of the Corporation, not less than forty-eight (48) hours before the time fixed for holding a meeting of the stockholders for the purpose of electing directors if notice of such meeting has been given at least ten (10) days prior thereto, and otherwise not less than twenty-four
     (24) hours before such time, that he desires that the voting at such election shall be cumulative, and if an announcement of the giving of such notice is made upon the convening of the meeting by the Chairman or Secretary or by or on behalf of the stockholder giving such notice, each stockholder has the right to





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     cumulate such voting power as he possesses and to give one candidate as many votes as the number of directors to be elected multiplied by the number of his votes equals, or to distribute his vote on the same principle among two or more candidates, as he sees fit. All other questions shall be decided by majority vote, unless otherwise required by these Regulations, the Corporation's Articles of Incorporation or law.

               SECTION 6. INSPECTORS. The Directors, in advance of any meeting of stockholders, may appoint inspectors of election to act at such meeting or any adjournment thereof, and if inspectors are not so appointed, the Chairman presiding at any meeting of stockholders may, and on the request of any stockholder or his proxy shall, in his discretion, appoint one or more persons to act as inspectors or tellers, to receive, canvass and report the votes cast by the stockholders at such meeting, but no candidate for the office of director shall be appointed as inspector or teller at any meeting for the election of directors.

               SECTION 7. CHAIRMAN OF MEETINGS. The Chairman of the Board of Directors of the Corporation, if one be elected, or, in his absence or disability or the vacancy of such office, the President of the Corporation shall preside at all meetings of the stockholders.

               SECTION 8. SECRETARY OF MEETING. The Secretary of the Corporation shall act as Secretary of all meetings of the





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     stockholders, and, in his absence, the Chairman of the Board of
     Directors, if one be elected, or the President shall appoint a person to act as Secretary of such meetings.

               SECTION 9. LISTS OF STOCKHOLDERS. A complete list of the stockholders entitled to vote at any meeting of the stockholders, arranged in alphabetical order, with the address of each and the number and class of shares held by each, shall be produced at such meeting upon request of any stockholder for any purpose germane to the meeting.

               SECTION 10. ACTION WITHOUT MEETING. Whenever stockholders are required or permitted to take any action by vote, such action may be taken without a meeting or written consent, setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon.

               SECTION 11. ADJOURNMENT. At any meeting of stockholders of the Corporation, if less than a quorum be present, a majority of the stockholders entitled to vote at the meeting, present in person or by proxy, shall have the power to adjourn the meeting to another time, place and date without notice other than by announcement at the meeting so adjourned. Any business may be transacted at the meeting originally noticed, but only those stockholders entitled to vote at the meeting originally noticed shall be entitled to vote at any adjourned meeting. If the adjournment is for more than thirty (30) days





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     from the date of the meeting originally noticed, or if a new record date, as provided for in Section 5 of Article V of these Regulations, is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

                                   ARTICLE III
                               BOARD OF DIRECTORS

               SECTION 1. POWERS. The property, business and affairs of the Corporation shall be managed and controlled by its Board of Directors. The Board shall exercise all of the powers of the Corporation except such as are by law, the Corporation's Articles of Incorporation or these Regulations conferred upon or reserved to the stockholders.

               SECTION 2. NUMBER AND TERM. The number of directors shall not be less than three (3) or, if not so fixed, shall be three (3), provided that where all shares of the Corporation are owned of record by one or two stockholders, the number of directors may be less than three (3) but less than the number of stockholders. Initially, the number of directors shall be three. The Board of Directors shall be elected by the stockholders at their annual meeting, and each director shall be elected to serve for the term of one (1) year and until his successor shall be elected and qualified or until his earlier death, resignation or





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     removal.  This election need not be by written ballot.  Directors need not be stockholders.

               SECTION 3. RESIGNATIONS. Any director or member of a committee of the Board may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

               SECTION 4. REMOVAL. Any director or the entire Board of Directors may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote for the election of directors at any annual or special meeting of the stockholders called for that purpose, provided that unless all the directors, or all the directors of a particular class, if any, are removed, no individual director shall be removed in case the votes of a sufficient number of shares are cast against his removal which, if cumulatively voted at an election of all the directors, or all the directors of a particular class as the case may be, would be sufficient to elect at least one
     (1) director. Vacancies thus created may be filled at the meeting held for the purpose of removal by the affirmative vote of a majority of the stockholders entitled to vote for directors, or if not so filled, by the directors as provided in Section 5 of this Article III.




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               SECTION 5.  VACANCIES AND NEWLY CREATED DIRECTORSHIPS.
     Vacancies in the office of any director or member of a committee of the Board of Directors and newly created directorships may be filled by a majority vote of the remaining directors in office. Any director so chosen shall hold office for the unexpired term of his predecessor and until his successor shall be elected and qualified by electing the director so removed.

               SECTION 6. MEETINGS. The newly elected directors shall hold their first meeting to organize the Corporation, elect officers and transact any other proper business. An annual organizational meeting of the Board of Directors shall be held immediately after each annual meeting of the stockholders, or at such time and place as may be noticed for meeting.

               Regular meetings of the directors may be held at the office of the Corporation or at such places and times as shall be determined from time to time by resolution of the directors.

               Special meetings of the Board shall be called by the Chairman of the Board or the President or upon the written request of any two (2) directors with at least two days' notice to each director and shall be held at such place or places as may be determined by the directors or as shall be stated in the notice of the meeting.

               Members of the Board, or any committee designated by the Board, if any, may participate in a meeting of the Board, or





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     any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

               SECTION 7. QUORUM, VOTING AND ADJOURNMENT. A majority of the entire number of directors or of any committee of the Board shall constitute a quorum for the transaction of business at any meeting of the Board or committee, as the case may be. At any meeting of the Board or any committee of the Board, if less than a quorum be present, a majority of the Directors or committee members present may adjourn the meeting from time to time until a quorum is present. No notice of such adjourned meeting need be given other than by announcement at the meeting so adjourned. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board.

               SECTION 8. COMMITTEES. The Board of Directors may, by resolution or resolutions passed by a majority of the Board, designate one or more committees, including but not limited to an Executive Committee and an Audit Committee, each such committee to consist of not less than three (3) directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, to replace any absent or








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     disqualified member at any meeting of the committee.  Any such committee, to the extent specified by resolution of the Board, may have and exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Articles of Incorporation of the Corporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease, or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, filling vacancies among the directors or in any committee of directors, or amending these Regulations and, unless the enabling resolution of the Board expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock of the Corporation. All committees of the Board shall report their proceedings to the Board when required.

               SECTION 9. ACTION WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee of the Board may be taken without notice and without a meeting if all members of the Board or committee, as the case may be, consent to the action in writing.






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               SECTION 10.  COMPENSATION.  Directors shall be entitled to receive and be paid for their services such compensation as the Board of Directors may determine. Any director may serve the Corporation in any other capacity as an officer, agent or otherwise, and receive compensation therefor.

               SECTION 11. CORPORATE BOOKS. The Directors may keep the books of the Corporation, except such as are required by law to be kept within the state, outside the State of Ohio, at such place or places as they may from time to time determine.

               SECTION 12. BYLAWS. Except where prohibited by law, the Board of Directors, for their own government, may adopt By-laws not inconsistent with the Articles of Incorporation or these Regulations.

                                   ARTICLE IV
                                    OFFICERS

               SECTION 1. The officers of the Corporation shall be a President, a Treasurer and a Secretary, all of whom shall be elected by the Board of Directors and who shall hold office for a term of one year and until their successors are elected and qualified or until their earlier resignation or removal. In addition, the Board of Directors may elect a Chairman of the Board, one or more Vice Presidents, including an Executive Vice President, one or more Assistant Treasurers and one or more








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     Assistant Secretaries, who shall hold their office for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. The initial officers shall be elected at the first meeting of the Board of Directors and, thereafter, at the annual organizational meeting of the Board held after each annual meeting of the stockholders. Any number of offices may be held by the same person, except that the office of President and Secretary must be held by different persons.

               SECTION 2. OTHER OFFICERS AND AGENTS. The Board of Directors may appoint such other officers and agents as it deems advisable, who shall hold their office for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

               SECTION 3. CHAIRMAN. The Chairman of the Board of Directors, if one be elected, must be a director of the Corporation, shall preside at all meetings of the Board of Directors and of the stockholders and shall have such powers and perform such other duties as from time to time may be assigned to him by the Board of Directors.

               SECTION 4. PRESIDENT. The President shall be the Chief Executive Officer of the Corporation. He shall exercise such duties as customarily pertain to the office of President and Chief Executive Officer, and shall have general and active




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     management of the property, business and affairs of the Corporation, subject to the supervision and control of the directors and, if there be any, the Executive Committee of the Board. He shall perform such other duties as prescribed from time to time by the Board, the Executive Committee of the Board, if any, or these Regulations.

               In the absence, disability or refusal of the Chairman of the Board to act, or the vacancy of such office, the President shall preside at all meetings of the stockholders and, if he is a director, of the Board of Directors. Except as the Board of Directors shall authorize the execution thereof in some other manner, the President shall execute mortgages and other contracts on behalf of the Corporation, and shall cause the seal to be affixed to any instrument requiring it and, when so affixed, the seal shall be attested by the signature of the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer.

               SECTION 5. VICE PRESIDENTS. Each Vice President (of whom one or more may be designated an Executive Vice President) shall have such powers and shall perform such duties as shall be assigned to him by the President or the Board of Directors.

               SECTION 6. TREASURER. The Treasurer shall have the custody of the corporate funds, securities, evidences of indebtedness and other valuables of the Corporation and shall keep full and accurate account of receipts and disbursements in






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     books belonging to the Corporation.  He shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

               The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, or the President. He shall render to the President and Board of Directors, upon their request, a report of the financial condition of the Corporation. If required by the Board of Directors, he shall give the Corporation a bond for the faithful discharge of his duties in such amount and with such surety as the Board shall prescribe.

               SECTION 7. SECRETARY. The Secretary will be the chief administrative officer of the Corporation; cause minutes of all meetings of the shareholders and directors to be recorded and kept; cause all notices required by these Regulations or otherwise to be given properly; see that the minute books, stock books, and other non-financial books, records and papers of the Corporation are kept properly; and cause all reports, statements, returns, certificates and other documents to be prepared and filed when and as required.

               SECTION 8. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. Each Assistant Treasurer and each Assistant Secretary, if any be elected, shall be vested with all the powers






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     and shall perform all the duties of the Treasurer and Secretary, respectively, in the absence or disability of such officer, unless or until the Board of Directors shall otherwise determine. In addition, Assistant Treasurers and Assistant Secretaries shall have such powers and shall perform such duties as shall be assigned to them by the Board.

               SECTION 9. CORPORATE FUNDS AND CHECKS. The funds of the Corporation shall be kept in such depositories as shall from time to time be prescribed by the Board of Directors or the Executive Committee of the Board, if any. All checks or other orders for the payment of money shall be signed by the President or the Treasurer or such other person or agent as may from time to time be authorized by the Board of Directors or the Executive Committee of the Board, if any, with such countersignature, if any, as may be required by the Board of Directors or the Executive Committee of the Board, if any.

               SECTION 10. CONTRACTS AND OTHER DOCUMENTS. The President or Treasurer, or such other officer or officers as may from time to time be authorized by the Board of Directors or the Executive Committee of the Board, if any, shall have power to sign and execute on behalf of the Corporation deeds, conveyances and contracts, and any and all other documents requiring execution by the Corporation.





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               SECTION 11.  OWNERSHIP OF STOCK OF ANOTHER CORPORATION.  The
     President or the Treasurer, or such other officer or person as shall be authorized by the Board of Directors or the Executive Committee of the Board, if any, shall have power and authority on behalf of the Corporation to attend and to vote at any meeting of the stockholders of any corporation in which this Corporation may hold stock; may exercise on behalf of this Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting;
     and shall have power and authority to execute and deliver proxies and consents on behalf of this Corporation in connection with the exercise by this Corporation of the rights and powers incident to the ownership of such stock.

               SECTION 12. DELEGATION OF DUTIES. The Board of Directors may delegate to another officer or director, the powers or duties of any officer, in case of such officer's absence, disability or refusal to exercise such powers or perform such duties.

               SECTION 13. RESIGNATION AND REMOVAL. Any officer of the Corporation may be removed from office for or without cause at any time by the Board of Directors. Any officer may resign at any time in the same manner prescribed for the resignation of directors of the Corporation and as set forth in Section 3 of Article III of these Regulations.





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               SECTION 14.  VACANCIES.  In case any office shall become
     vacant, the Board of Directors shall have power to fill such vacancy.

                                    ARTICLE V
                                      STOCK

               SECTION 1. CERTIFICATES OF STOCK. Each certificate for stock of the Corporation shall state that the corporation is organized under the laws of the State of Ohio; shall state the name of the person to whom the shares represented by the certificate are issued; shall state the number of shares represented by the certificate; shall be numbered and shall be in such form as the Board of Directors may, from time to time, prescribe; shall be signed by the Chairman of the Board, if one be elected, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary (or shall clear the facsimile signatures of such officers); and shall be issued to each stockholder to evidence the number and class of shares of stock in the Corporation owned by him. The Board of Directors shall have power to appoint one or more transfer agents and/or registrars for the transfer and/or registration of certificates of stock of any class, and may require that stock certificates shall be






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     countersigned and/or registered by one or more of such transfer agents and/or registrars.

               SECTION 2. TRANSFER OF SHARES. The shares of stock of the Corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such person as the Board of Directors may designate, by whom they shall be cancelled, and new certificates shall thereupon be issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer. The Board shall have power and authority to make all such rules and regulations as it may deem necessary or proper concerning the issue, transfer and registration of all or any certificates for shares of stock of the Corporation.

               SECTION 3. LOST CERTIFICATES. A new certificate of stock may be issued in the place of any certificate previously issued by the Corporation, alleged to have been lost, stolen, destroyed or mutilated, and the Board of Directors may, in their discretion, require the owner of the lost, stolen, destroyed or mutilated certificate, or his legal representatives, to give the





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     Corporation a bond, in such sum as they may direct, not exceeding double the value of the stock, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or mutilation of any such certificate, or the issuance of any such new certificate.

               SECTION 4. STOCKHOLDERS OF RECORD. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder thereof, in fact, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

               SECTION 5. STOCKHOLDERS RECORD DATE. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than the sixty (60) days prior to any other action. A determination of stockholders of record entitled






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     to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

               SECTION 6. DIVIDENDS. Subject to the provisions of the Articles of Incorporation, the Board of Directors may at any regular or special meeting, Out of funds legally available therefor, declare dividends upon the stock of the Corporation as and when they deem expedient. Before declaring any dividend there may be set apart, out of any funds of the Corporation available for dividends, such sum or sums as the directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends of for such other purposes as the directors shall deem conducive to the interests of the Corporation.

                                   ARTICLE VI
                           NOTICE AND WAIVER OF NOTICE

               SECTION 1. NOTICE. Whenever any written notice is required to be given by law, the Articles of Incorporation of the Corporation, the By-laws, if any, or these Regulations, such notice, if mailed, shall be deemed to be sufficiently given if it is written or printed and deposited in the United States mail, postage prepaid, addressed to the person entitled to such notice






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     at his address as it appears on the books and records of the
     Corporation. Such notice may also be sent by telegram. The mailing of such notice or posting of such telegram, as the case may be, shall constitute due notice, which shall be deemed to have been given on the day of such mailing or posting.

               SECTION 2. WAIVER OF NOTICE. Whenever any notice is required to be given by law, the Articles of Incorporation of the Corporation, the By-laws, if any, or these Regulations, a written waiver of notice signed by the person entitled to notice, whether before or after the time stated in the notice, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, unless the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the stockholders, directors, or members of a committee of the Board need be specified in any written waiver of notice.

                                   ARTICLE VII
                            AMENDMENT OF REGULATIONS

               SECTION 1. AMENDMENTS. These Regulations may be amended or repealed or new Regulations may be adopted by the affirmative vote of a majority of the Board of Directors at any






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     regular or special meeting of the Board.  If any Regulation regulating an impending election of directors is adopted, amended or repealed by the Board, there shall be set forth in the notice of the next meeting of shareholders for the election of directors the Regulation(s) so adopted, amended, or repealed, together with a precise statement of the changes made. Regulations adopted by Board of Directors may be amended or repealed by shareholders.

                                  ARTICLE VIII
                            MISCELLANEOUS PROVISIONS

               SECTION 1. SEAL. The seal of the Corporation shall be circular in form and shall contain the words "FINANCIAL EXCHANGE COMPANY OF OHIO, INC." on the circumference thereof and the words "Corporate Seal, Ohio, 1978" in the center thereof.

               SECTION 2. FISCAL YEAR. The fiscal year of the Corporation shall end on December 31st of each year, or such other twelve consecutive months as the Board of Directors may designate.

               SECTION 3. INDEMNIFICATION. The Corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Ohio, indemnify members of the Board and may, if authorized by the Board, indemnify its officers and any and all persons whom it shall have power to indemnify against any and all expenses, liabilities or other matters.





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